UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jonathan B. DeGaynor, age 48, has been appointed by the Board of Directors of Stoneridge, Inc. (the “Company”) to serve as the Company’s next President and Chief Executive Officer (“CEO”), effective on March 30, 2015. Mr. DeGaynor’s appointment is due to the retirement of John C. Corey from his current position as President and CEO effective on March 30, 2015. Mr. Corey will continue to be an employee of the Company and will serve in an executive advisory capacity from March 30, 2015 until his retirement from employment on June 30, 2015.

A copy of the Company’s press release, dated March 16, 2015, related to the Company’s President and CEO transition is incorporated herein and attached as Exhibit 99.1.

On March 16, 2015 the Company and Mr. Corey entered into an Agreement Upon Retirement (the “Corey Agreement”). Pursuant to the Corey Agreement, Mr. Corey’s current employment agreement has been terminated. The Corey Agreement provides that Mr. Corey will continue to serve as President and CEO until March 30, 2015 after which time he will continue as a Company employee serving in an executive advisory capacity through his employment retirement date on June 30, 2015. Under the Corey Agreement he will continue to receive his current base salary and benefits through his employment retirement date and will receive a pro-rated award under the Company’s 2015 annual incentive plan, the payout under which will be based on the Company’s actual 2015 results. Pursuant to Corey Agreement the Company has also agreed to accelerate the vesting of certain existing share-based awards granted to Mr. Corey pursuant to the Company’s Long-Term Incentive Plan or Long-Term Cash Incentive Plan, as applicable. On June 30, 2015 the Time-Based Restricted Common Shares (200,300), Time-Based Restricted Common Share Units (88,000) and one-third of the outstanding unvested Performance Common Shares or Performance Based Phantom Shares, as applicable, at the target level (which one third totals 73,864) shall vest and the underlying Common Shares for those awards or cash, as applicable, will be transferred/paid to Mr. Corey. Mr. Corey is expected to continue to serve on the Board of Directors until the 2015 Annual Meeting of Shareholders. A copy of the Corey Agreement is filed herewith as Exhibit 10.1.

Mr. DeGaynor is currently the Vice President of Strategic Planning and Innovation for Guardian Industries Corp. (“Guardian”), a privately held company headquartered in Auburn Hills, Michigan.  Prior to this, Mr. DeGaynor served as Vice President, Business Development and Strategy and Managing Director, Asia at SRG Global, Inc., a Guardian company, from August 2008 through September 2014. Mr. DeGaynor has spent the majority of his career in the automotive and commercial vehicle industries with key roles in sales and marketing, product development and operations.

On March 16, 2015 the Company and Mr. DeGaynor entered into an employment agreement (the “DeGaynor Agreement”). The DeGaynor Agreement has an initial term of twenty-one months ending on December 31, 2016, and will be automatically renewed for one year every year thereafter unless notice of termination is delivered by either party before the end of the term. The agreement provides the payment of a base salary of $500,000; participation in the Company’s annual incentive plan (“AIP”) at a target of 100% of base salary; relocation benefits; a monthly car allowance; and participation in the Company’s customary benefit plans for senior executive officers. The DeGaynor Agreement provides for a minimum guaranteed AIP bonus for the 2015 year of not less than 50% of base salary paid.

In addition, under the DeGaynor Agreement the Company has agreed to grant Mr. DeGaynor certain share-based awards under the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”) on March 30, 2015. He will be granted a regular 2015 award and a one-time special award. The forms of the award agreements are attached as Appendix A and Appendix B to the DeGaynor Agreement, a copy of which is filed herewith as Exhibit 10.2. Under the regular 2015 award 45% of the award will be time-based and 55% will be performance-based (with 35% based on the three year annual EPS and 20% based on cumulative three year relative total shareholder return) and the fair value of the award will be $750,000 on the grant date. Under the one-time special award 50% of the award will be time-based and 50% will be performance-based (with 35% based on the three year annual EPS and 15% based on cumulative three year relative total shareholder return), the fair value of the award on the grant date will be $1,000,000. The time-based portion of the special award will vest 50% in two years and 50% in three years and the performance-based portion of the special award will vest (if earned) in three years.

Under the DeGaynor Agreement if Mr. DeGaynor is terminated by the Company without cause or he terminates the DeGaynor Agreement and his employment for good reason, the Company will be obligated to pay him severance in equal to his annual base salary and target annual incentive. Also, upon a termination without cause (or good reason termination) the Company must continue to cover his health and welfare benefits for a period of twelve months following such termination.

In connection with the DeGaynor Agreement, on March 16, 2015, the Company and Mr. DeGaynor also entered into a Change in Control Agreement (the “CIC Agreement”), a copy of which is attached to the DeGaynor Agreement (see Exhibit 10.2) as Appendix C. In summary, if within two years after a Change in Control (as defined in the CIC Agreement) Mr. DeGaynor is terminated without cause or resigns for good reason then the Company shall be obligated to pay Mr. DeGaynor a lump sum cash payment equal to the sum of two times DeGaynor’s annual salary, plus two times his annual bonus, plus his pro rata annual bonus. The Company shall also be obligated to continue Mr. DeGaynor’s health and welfare benefits for 24 months.

In accordance with the DeGaynor Agreement (i) Mr. DeGaynor will be nominated for election to serve on the Company’s Board of Directors at the 2015 Annual Meeting of Shareholders and (ii) Mr. DeGaynor and the Company will enter into an indemnification agreement (the “Indemnification Agreement”) on March 30, 2015 in the form attached hereto as Exhibit 10.3.

The Indemnification Agreement provides certain contractual indemnification rights to Mr. DeGaynor in order to address potential limitations in directors and officers insurance and to induce Mr. DeGaynor to accept and continue to serve as an officer and/or employee of the Company. In consideration of the continued service as an officer and/or employee of the Company the Indemnification Agreement provides that the Company will indemnify the Mr. DeGaynor to the fullest extent not otherwise prohibited by the statute or other applicable law, including without limitation indemnity against any and all costs and expenses, in connection with any threatened, pending, or completed action, suit or proceeding, arbitration or other alternative dispute resolution mechanism, whether domestic or foreign, whether civil, criminal, administrative, or investigative, to which Mr. DeGaynor is or at any time becomes a party, or is threatened to be made a party, as a result, directly or indirectly, of serving at any time: (i) as a director, officer, employee, or agent of the Company; or (ii) at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, employee benefit plan, or other enterprise or entity, whether domestic or foreign.

The DeGaynor Agreement also contains certain other customary provisions for employment agreements, such as covenants by Mr. DeGaynor regarding non-competition and non-solicitation and use of confidential information and a release obligation as a condition to severance payments.

The above summaries of the Corey Agreement, the DeGaynor Agreement, including the share-based awards to be made to Mr. DeGaynor pursuant to the DeGaynor Agreement under the LTIP, and the Indemnification Agreement are qualified in their entirety by references to the full text of such agreements (awards), copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)             Exhibits

Exhibit No.	Description

99.1	Press release, dated March 16, 2015, announcing the forthcoming retirement of current President and Chief Executive Officer (“CEO”), John C. Corey and the appointment of Jonathan B. DeGaynor as the Company’s next President and CEO.

10.1	Agreement Upon Retirement, dated March 16, 2015, between the Company and John C. Corey.

10.2	Employment Agreement, dated March 16, 2015, between the Company and Jonathan DeGaynor.

10.3	Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: March 19, 2015	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated March 16, 2015, announcing the forthcoming retirement of current President and Chief Executive Officer (“CEO”), John C. Corey and the appointment of Jonathan B. DeGaynor as the Company’s next President and CEO.

10.1	Agreement Upon Retirement, dated March 16, 2015, between the Company and John C. Corey.

10.2	Employment Agreement, dated March 16, 2015, between the Company and Jonathan DeGaynor.

10.3	Indemnification Agreement.